Exhibit 99.1

ChampionX Reports Fourth Quarter and Full Year 2021 Results

•Revenue of $822.1 million in Q4’21
•Net income attributable to ChampionX of $43.4 million in Q4’21; adjusted net income of $54.2 million
•Adjusted EBITDA of $133.1 million in Q4’21; adjusted EBITDA margin expansion of 110 basis points sequentially
•Cash from operating activities of $88.4 million and free cash flow of $71.0 million (9% of revenue) in Q4’21
•Repaid $46.7 million of debt in Q4’21; achieved 1.0 times net leverage in Q4’21
•Initiating a regular quarterly cash dividend of $0.075 per share of common stock

THE WOODLANDS, TX, February 9, 2022 -- ChampionX Corporation (NASDAQ: CHX) (“ChampionX” or the “Company”) today announced fourth quarter of 2021 and full year 2021 results. For the fourth quarter of 2021, revenue was $822.1 million, net income attributable to ChampionX was $43.4 million, and adjusted EBITDA was $133.1 million. Income before income taxes margin was 6.1%, and adjusted EBITDA margin was 16.2%. Cash provided by operating activities was $88.4 million, and free cash flow was $71.0 million.

CEO Commentary

“2021 marked our first full calendar year as ChampionX and we are proud of all that our organization has accomplished since our transformational merger was completed in June 2020. I am grateful to each of our employees around the world for their steadfast dedication and commitment to serving our customers and communities well, despite the ongoing pandemic and supply chain and logistics bottlenecks,” ChampionX’s President and Chief Executive Officer Sivasankaran “Soma” Somasundaram said.

“During the fourth quarter of 2021, we delivered solid results driven by healthy adjusted EBITDA margin improvement in our Chemical Technologies businesses. We generated revenue of $822 million, essentially flat versus the third quarter, as demand growth in our North American market was offset by supply chain bottlenecks which constrained international sales during the period. We generated net income attributable to ChampionX of $43 million, and adjusted EBITDA of $133 million, which represented a sequential increase of 8%. Our teams executed well on pricing and productivity initiatives to offset the impact of COVID, continued raw material inflation, and logistics headwinds, as illustrated by the 110 basis point sequential expansion in our adjusted EBITDA margin during the period.

“We once again demonstrated our strong free cash flow profile as we generated free cash flow of $71 million and we further strengthened our balance sheet by repaying $47 million of debt during the fourth quarter. We ended the year with $611 million of liquidity, including $252 million of cash and approximately $360 million of available capacity on our revolving credit facility.

“Our consistent and disciplined approach to capital allocation since the spin-off enabled us to reach our target leverage ratio of 1x net debt to trailing twelve months EBITDA during the fourth quarter. We are now delivering on our commitment to begin returning capital to shareholders by initiating a regular quarterly dividend of $0.075 per share of common stock, a level which we believe is sustainable through-the-cycle and maintains our capital flexibility to further pay down debt and invest in attractive organic and M&A opportunities. Our Board of Directors has declared our first quarterly dividend to be paid on April 29, 2022 to shareholders of record on April 8, 2022.

“We have consistently delivered on merger integration synergies and we exited the fourth quarter at a $121 million cost-synergy annualized run-rate, and we are well positioned to deliver the full targeted cost synergies of $125 million within 24 months of the merger closing.

“We see increasing demand tailwinds and customer spending across our portfolio and we expect 2022 to be a year of positive growth and margin expansion. We remain focused on profitable growth and delivering continued margin expansion in each of our businesses as we progress through the year. As we look to the first quarter, we expect typical seasonal declines in our international operations, partially offset by revenues delayed from the fourth quarter because of supply chain bottlenecks, and positive momentum in our shorter-cycle North American land drilling-oriented business. On a consolidated basis, we expect first quarter revenue to be between $815 million and $845 million, and adjusted EBITDA of $122 million to $130 million.

“While we expect raw material availability and global supply chain bottlenecks to constrain growth somewhat in the first half of 2022, we are confident that we will deliver positive top-line and bottom-line growth, with meaningful margin expansion for the full year, targeting an exit 2022 adjusted EBITDA margin rate of 18%. ChampionX is well positioned within the evolving energy industry, and I am humbled and honored to lead our remarkably motivated and talented team.”

Production Chemical Technologies

Production Chemical Technologies revenue in the fourth quarter of 2021 was $495.3 million, an increase of $7.6 million, or 2%, sequentially, due to higher North American volumes, offset partially by supply chain bottlenecks which constrained sales in our international business.

Segment operating profit was $55.5 million and adjusted segment EBITDA was $82.4 million. Segment operating profit margin was 11.2%, an increase of 184 basis points, sequentially, and adjusted segment EBITDA margin was 16.6%, an increase of 205 basis points, sequentially, in each case due to higher sales volumes and pricing, partially offset by certain raw materials inflation.

Production & Automation Technologies

Production & Automation Technologies revenue in the fourth quarter of 2021 was $202.9 million, a decrease of $1.6 million, or 1%, sequentially, due to normal seasonality in our North American businesses into the year-end holidays.

Revenue from digital products was $43.9 million in the fourth quarter of 2021, an increase of $2.3 million, or 6%, compared to $41.6 million in the third quarter of 2021.

Segment operating profit was $13.6 million, and adjusted segment EBITDA was $39.3 million. Segment operating profit margin was 6.7%, a decrease of 36 basis points, sequentially, and adjusted segment EBITDA margin was 19.4%, a decrease of 17 basis points, sequentially, in each case due to certain raw materials and logistics inflation.

Drilling Technologies

Drilling Technologies revenue in the fourth quarter of 2021 was $50.1 million, an increase of $0.7 million, or 1%, sequentially, due to the continued increase in North American land drilling activity, offset by a sales decline in our international business.

Segment operating profit was $9.0 million, and adjusted segment EBITDA was $13.2 million. Segment operating profit margin was 18.0%, a decrease of 456 basis points, sequentially, and adjusted segment EBITDA margin was 26.4%, a decrease of 451 basis points, sequentially, in each case due to lower cost absorption and product mix.
Reservoir Chemical Technologies

Reservoir Chemical Technologies revenue in the fourth quarter of 2021 was $39.8 million, an increase of $1.6 million, or 4%, sequentially, driven by higher international volumes and continued sales increases in our North American business.

Segment operating loss was $1.7 million, and adjusted segment EBITDA was $2.7 million. Segment operating loss margin was 4.2%, as compared to a segment operating profit margin of 99.0% in the prior quarter, which reflected the net gain on the sale of our manufacturing plant in Corsicana of $39.9 million during the third quarter. Adjusted segment EBITDA margin was 6.8%, an increase of 534 basis points, sequentially, due to higher sales volumes and favorable product mix.

Other Business Highlights

•During the fourth quarter, ChampionX completed the acquisition of Tomson Technologies LLC and Group 2 Technologies LLC, leaders in nano substrate deposition technology platforms with proven commercial applications for enhanced production chemical retention in reservoirs, which helps energy companies lower the carbon footprint and operating expenses of their oil and gas production operations.
•As part of its emissions management growth platform, ChampionX is launching Scientific Aviation Labs, an advanced emissions research lab which will be a global center of expertise for methane emissions and will be focused on applied research to generate new product ideas to effectively solve emissions problems.
•Production Chemical Technologies delivered strong customer contract wins in Canada, Latin America and several Eastern Hemisphere geo-markets, based on technical and service differentiation.
•Production & Automation Technologies introduced its HIGH RISETM series ESP pump line, which is engineered to significantly improve ESP system performance and longevity while also meaningfully reducing the carbon footprint of ESP operations.
•During the fourth quarter, ChampionX was awarded a contract with a leading global integrated energy company to deliver ESPs and custom chemistries for a multi-well program.
•During the fourth quarter, Production & Automation Technologies won a production optimization contract with a leading E&P operator in the Permian Basin.
•During the fourth quarter, 80% of Drilling Technologies revenue was generated from products that were less than three years old.
•As of the end of the fourth quarter, ChampionX has paid down $373 million of debt since the merger closed on June 3, 2020.

Conference Call Details

ChampionX Corporation will host a conference call on Thursday, February 10, 2022, to discuss its fourth quarter and full year 2021 financial results and outlook. The call will begin at 9:00 a.m. Eastern Time. Presentation materials that supplement the conference call will be available on ChampionX’s website at investors.championx.com.

To listen to the call via a live webcast, please visit ChampionX’s website at investor.championx.com. The call will also be available for 30 days by dialing 1-888-424-8151 in the United States and Canada or 1-847-585-4422 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference ChampionX conference call number 8972051.

A replay of the conference call will be available on ChampionX’s website or at https://onlinexperiences.com/Launch/QReg/ShowUUID=6F85EAE3-6864-43C1-A0DA-C26639C4B595&LangLocale=1033. Enter passcode 50275692.

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About Non-GAAP Measures

In addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), this news release presents non-GAAP financial measures. Management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income attributable to ChampionX and adjusted diluted earnings per share attributable to ChampionX, provide useful information to investors regarding the Company’s financial condition and results of operations because they reflect the core operating results of our businesses and help facilitate comparisons of operating performance across periods. In addition, free cash flow, free cash flow to adjusted EBITDA ratio, and free cash flow to revenue ratio are used by management to measure our ability to generate positive cash flow for debt reduction and to support our strategic objectives. Although management believes the aforementioned non-GAAP financial measures are good tools for internal use and the investment community in evaluating ChampionX’s overall financial performance, the foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measures is included in the accompanying financial tables.

This press release contains certain forward-looking non-GAAP financial measures, including adjusted EBITDA. The Company has not provided projected net income attributable to ChampionX or a reconciliation of projected adjusted EBITDA. Management cannot predict with a reasonable degree of accuracy certain of the necessary components of net income attributable to ChampionX, such as depreciation and amortization expense. As such, a reconciliation of projected adjusted EBITDA to projected net income attributable to ChampionX is not available without unreasonable effort. The actual amount of depreciation and amortization, in particular, and other amounts excluded from adjusted EBITDA will have a significant impact on net income attributable to ChampionX.

About ChampionX

ChampionX is a global leader in chemistry solutions and highly engineered equipment and technologies that help companies drill for and produce oil and gas safely and efficiently around the world. ChampionX’s products provide efficient functioning throughout the lifecycle of a well with a focus on the production phase of wells. To learn more about ChampionX, visit our website at www.championX.com.
Forward-Looking Statements
This news release contains statements relating to future actions and results, which are "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, ChampionX's market position and growth opportunities.  Forward-looking statements include statements related to ChampionX’s expectations regarding the performance of the business, financial results, liquidity and capital resources of ChampionX. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, changes in economic, competitive, strategic, technological, tax, regulatory or other factors that affect the operations of ChampionX’s businesses. You are encouraged to refer to the documents that ChampionX files from time to time with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” in ChampionX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in ChampionX’s other filings with the SEC. Readers are cautioned not to place undue reliance on ChampionX’s forward-looking statements. Forward-looking statements speak only as of the day they are made and ChampionX undertakes no obligation to update any forward-looking statement, except as required by applicable law.

Investor Contact: Byron Pope
byron.pope@championx.com
281-602-0094

Media Contact: John Breed
john.breed@championx.com
281-403-5751

CHAMPIONX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(UNAUDITED)

	Three Months Ended			Years Ended
	Dec 31,	Sep 30,	Dec 31,	December 31,
(in thousands, except per share amounts)	2021	2021	2020	2021	2020
Revenue	$822,145	$818,785	$706,122	$3,074,990	$1,899,996
Cost of goods and services	616,830	623,162	539,979	2,331,715	1,490,824
Gross profit	205,315	195,623	166,143	743,275	409,172
Selling, general and administrative expense	139,449	135,089	132,811	570,357	463,767
Goodwill and long-lived asset impairment	—	—	—	—	657,251
Interest expense, net	11,037	12,849	15,495	51,921	51,731
Other (income) expense, net	4,873	(36,876)	(1,170)	(31,688)	(828)
Income (loss) before income taxes	49,956	84,561	19,007	152,685	(762,749)
Provision for (benefit from) income taxes	6,190	25,910	11,526	38,445	(20,396)
Net income (loss)	43,766	58,651	7,481	114,240	(742,353)
Less: Net income attributable to noncontrolling interest	317	1,823	124	941	1,577
Net income (loss) attributable to ChampionX	$43,449	$56,828	$7,357	$113,299	$(743,930)

Earnings (loss) per share attributable to ChampionX:
Basic	$0.21	$0.28	$0.04	$0.56	$(5.01)
Diluted	$0.21	$0.27	$0.04	$0.54	$(5.01)

Weighted-average shares outstanding:
Basic	202,320	201,852	199,913	201,579	148,370
Diluted	208,779	208,545	204,825	208,325	148,370

CHAMPIONX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,
(in thousands)	2021	2020
Assets
Cash and cash equivalents	$251,678	$201,421
Restricted cash	3,500	—
Receivables, net	584,440	559,545
Inventories, net	542,910	430,112
Prepaid expenses and other current assets	78,372	74,767
Total current assets	1,460,900	1,265,845

Property, plant and equipment, net	776,813	854,536
Goodwill	702,867	680,594
Intangible assets, net	401,470	479,009
Other non-current assets	192,651	195,792
Total assets	$3,534,701	$3,475,776

Liabilities
Current portion of long-term debt	$26,850	$26,850
Accounts payable	473,561	299,666
Other current liabilities	301,914	296,044
Total current liabilities	802,325	622,560

Long-term debt	697,657	905,764
Other long-term liabilities	280,412	334,877
Equity
ChampionX stockholders’ equity	1,770,645	1,625,971
Noncontrolling interest	(16,338)	(13,396)
Total liabilities and equity	$3,534,701	$3,475,776

CHAMPIONX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Years Ended December 31,
(in thousands)	2021	2020
Cash provided by (used for) operating activities:
Net income (loss)	$114,240	$(742,353)
Depreciation and amortization	237,285	214,362
(Gain) loss on disposal of fixed assets	(40,371)	8,037
Goodwill and long-lived asset impairment	—	657,251
Receivables	(28,736)	58,210
Inventories	(124,154)	85,893
Accounts payable	171,398	(18,389)
Leased assets	(5,151)	(4,606)
Other	3,708	51,635
Net cash provided by operating activities	328,219	310,040

Cash provided by (used for) investing activities:
Proceeds from sale of fixed assets	72,022	9,705
Capital expenditures	(84,464)	(45,163)
Acquisitions, net of cash acquired	(20,095)	57,588
Purchase of investments	(4,874)	—
Net cash provided by (used for) investing activities	(37,411)	22,130

Cash used for financing activities:
Repayment of long-term debt	(223,413)	(286,493)
Proceeds from long-term debt	—	125,000
Debt issuance costs	—	(4,356)
Other	(10,934)	(9,517)
Net cash used for financing activities	(234,347)	(175,366)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(2,704)	9,327

Net increase in cash and cash equivalents and restricted cash	53,757	166,131
Cash and cash equivalents and restricted cash at beginning of period	201,421	35,290
Cash and cash equivalents and restricted cash at end of period	$255,178	$201,421

CHAMPIONX CORPORATION
BUSINESS SEGMENT DATA
(UNAUDITED)

	Three Months Ended			Years Ended
	Dec 31,	Sep 30,	Dec 31,	December 31,
(in thousands)	2021	2021	2020	2021	2020
Segment revenue:
Production Chemical Technologies	$495,310	$487,670	$446,652	$1,842,400	$992,805
Production & Automation Technologies	202,880	204,473	158,777	762,371	615,918
Drilling Technologies	50,068	49,415	23,568	172,066	116,186
Reservoir Chemical Technologies	39,790	38,192	30,937	141,095	61,507
Corporate and other	34,097	39,035	46,188	157,058	113,580
Total revenue	$822,145	$818,785	$706,122	$3,074,990	$1,899,996

Income (loss) before income taxes:
Segment operating profit:
Production Chemical Technologies	$55,539	$45,696	$49,200	$165,463	$94,294
Production & Automation Technologies	13,574	14,407	(4,724)	45,635	(697,937)
Drilling Technologies	9,010	11,146	153	30,409	2,574
Reservoir Chemical Technologies	(1,667)	37,800	432	30,311	(6,198)
Total segment operating profit (loss)	76,456	109,049	45,061	271,818	(607,267)
Corporate and other	15,463	11,639	10,559	67,212	103,751
Interest expense, net	11,037	12,849	15,495	51,921	51,731
Income (loss) before income taxes	$49,956	$84,561	$19,007	$152,685	$(762,749)

Operating profit margin / income (loss) before income taxes margin:
Production Chemical Technologies	11.2%	9.4%	11.0%	9.0%	9.5%
Production & Automation Technologies	6.7%	7.0%	(3.0)%	6.0%	(113.3)%
Drilling Technologies	18.0%	22.6%	0.6%	17.7%	2.2%
Reservoir Chemical Technologies	(4.2)%	99.0%	1.4%	21.5%	(10.1)%
ChampionX Consolidated	6.1%	10.3%	2.7%	5.0%	(40.1)%

Adjusted EBITDA
Production Chemical Technologies	$82,395	$71,116	$77,872	$271,244	$171,808
Production & Automation Technologies	39,332	39,987	29,345	152,734	108,863
Drilling Technologies	13,242	15,297	2,525	44,326	17,312
Reservoir Chemical Technologies	2,697	550	2,204	2,891	459
Corporate and other	(4,553)	(3,397)	(3,301)	(14,903)	(15,257)
Adjusted EBITDA	$133,113	$123,553	$108,645	$456,292	$283,185

Adjusted EBITDA margin
Production Chemical Technologies	16.6%	14.6%	17.4%	14.7%	17.3%
Production & Automation Technologies	19.4%	19.6%	18.5%	20.0%	17.7%
Drilling Technologies	26.4%	31.0%	10.7%	25.8%	14.9%
Reservoir Chemical Technologies	6.8%	1.4%	7.1%	2.0%	0.7%
ChampionX Consolidated	16.2%	15.1%	15.4%	14.8%	14.9%

CHAMPIONX CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months Ended			Years Ended
	Dec 31,	Sep 30,	Dec 31,	December 31,
(in thousands)	2021	2021	2020	2021	2020
Net income (loss) attributable to ChampionX	$43,449	$56,828	$7,357	$113,299	$(743,930)
Pre-tax adjustments:
Gain on sale of Corsicana plant	1,746	(39,876)	—	(38,131)	—
Merger integration costs	6,033	4,227	4,939	35,233	22,960
Acquisition-related adjustments (1)	(3,512)	(3,512)	(2,878)	(14,048)	6,463
Acquisition costs	—	—	915	412	61,819
Restructuring and other related charges	4,505	2,087	4,971	14,624	23,291
Loss on extinguishment of debt	2,391	5,402	—	11,098	—
Intellectual property defense	2,477	2,365	478	6,622	1,278
Latin America tax matters	—	(2,968)	—	(2,968)	—
Separation and supplemental benefit costs	—	—	105	1,559	539
Professional fees related to material weakness remediation (2)	—	—	512	—	6,240
Goodwill and long-lived asset impairment (3)	—	—	—	—	657,251
Tax impact of adjustments	(2,864)	6,778	(2,070)	(3,024)	(63,368)
Adjusted net income (loss) attributable to ChampionX	54,225	31,331	14,329	124,676	(27,457)
Tax impact of adjustments	2,864	(6,778)	2,070	3,024	63,368
Net income attributable to noncontrolling interest	317	1,823	124	941	1,577
Depreciation and amortization	58,480	58,418	65,101	237,285	214,362
Provision for (benefit from) income taxes	6,190	25,910	11,526	38,445	(20,396)
Interest expense, net	11,037	12,849	15,495	51,921	51,731
Adjusted EBITDA	$133,113	$123,553	$108,645	$456,292	$283,185
_______________________
(1)    Includes revenue associated with the amortization of a liability established as part of the Merger, representing unfavorable terms under the Cross Supply Agreement. For the year ended December 31, 2020, in association with the Merger, we recorded an increase to the fair value of inventory which is subsequently amortized to cost of sales over the period that the related product is sold.
(2)    Includes professional fees related to the remediation of material weaknesses identified during 2019.
(3) Represents charges for goodwill and long-lived asset impairments in our Production & Automation Technologies segment.

	Three Months Ended			Years Ended
	Dec 31,	Sep 30,	Dec 31,	December 31,
(in thousands)	2021	2021	2020	2021	2020
Diluted earnings (loss) per share attributable to ChampionX	$0.21	$0.27	$0.04	$0.54	$(5.01)
Per share adjustments:
Gain on sale of Corsicana plant	0.01	(0.19)	—	(0.18)	—
Merger integration costs	0.03	0.02	0.02	0.17	0.15
Acquisition-related adjustments	(0.02)	(0.02)	(0.01)	(0.07)	0.04
Acquisition costs	—	—	0.01	—	0.42
Restructuring and other related charges	0.02	0.01	0.02	0.07	0.16
Loss on extinguishment of debt	0.01	0.03	—	0.05	—
Intellectual property defense	0.01	0.01	—	0.03	0.01
Latin America tax matters	—	(0.01)	—	(0.01)	—
Separation and supplemental benefit costs	—	—	—	0.01	—
Professional fees related to material weakness remediation and impairment analysis	—	—	—	—	0.04
Goodwill and long-lived asset impairment	—	—	—	—	4.43
Tax impact of adjustments	(0.01)	0.03	(0.01)	(0.01)	(0.43)
Adjusted diluted earnings (loss) per share attributable to ChampionX	$0.26	$0.15	$0.07	$0.60	$(0.19)

Free Cash Flow

	Three Months Ended			Years Ended
	Dec 31,	Sep 30,	Dec 31,	December 31,
(in thousands)	2021	2021	2020	2021	2020
Free Cash Flow
Cash provided by operating activities	$88,419	$88,662	$120,608	$328,219	$310,040
Less: Capital expenditures	(17,437)	(21,347)	(12,994)	(84,464)	(45,163)
Free cash flow	$70,982	$67,315	$107,614	$243,755	$264,877

Cash From Operating Activities to Revenue Ratio
Cash provided by operating activities	$88,419	$88,662	$120,608	$328,219	$310,040
Revenue	$822,145	$818,785	$706,122	$3,074,990	$1,899,996

Cash from operating activities to revenue ratio	11%	11%	17%	11%	16%

Free Cash Flow to Revenue Ratio
Free cash flow	$70,982	$67,315	$107,614	$243,755	$264,877
Revenue	$822,145	$818,785	$706,122	$3,074,990	$1,899,996

Free cash flow to revenue ratio	9%	8%	15%	8%	14%

Free Cash Flow to Adjusted EBITDA Ratio
Free cash flow	$70,982	$67,315	$107,614	$243,755	$264,877
Adjusted EBITDA	$133,113	$123,553	$108,645	$456,292	$283,185

Free cash flow to adjusted EBITDA ratio	53%	54%	99%	53%	94%